NL INDUSTRIES, INC. ANNOUNCES QUARTERLY CASH DIVIDEND

DALLAS, TEXAS – October 24, 2013 – NL Industries, Inc. (NYSE:  NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock to be paid in cash.  The dividend is payable on December 24, 2013 to shareholders of record at the close of business on December 5, 2013.

NL Industries, Inc. is engaged in the component products (security products and marine components), titanium dioxide products and other businesses.